Press Release                            405 Lancaster Avenue
                                   Greer, South Carolina 29650
                                                (864) 879-1000


Contact:  Fred T. Grant, Jr.            For Immediate Release
          Senior Vice President - Finance    July 23, 2003


          RYAN'S ANNOUNCES SECOND QUARTER 2003 RESULTS
                     ______________________

     GREER,  SOUTH CAROLINA - - Ryan's Family Steak Houses,  Inc.

(NASDAQ:RYAN) reported its second quarter 2003 results today.

     Second  quarter restaurant sales were $208,504,000  in  2003

compared  to  $201,027,000 for the second quarter of  2002.   Net

earnings for the quarter amounted to $14,329,000 in 2003 compared to  $15,426,000 in 2002.  Earnings per share amounted to 33 cents in 2003 compared to 34 cents in 2002.

     For  the  six  months ended July 2, 2003,  restaurant  sales increased to $401,696,000 compared to $394,597,000 for the  first six months of 2002.  Net earnings for the six months amounted  to

$26,427,000  in  2003 compared to $28,847,000 in 2002.   Earnings

per  share amounted to 60 cents in 2003 compared to 62  cents  in

2002.

     Commenting on the quarter, Charles D. Way said, "Our  second quarter  results  were affected by a weak retail environment  and

higher  costs.   Same-store sales decreased by  0.7%  during  the

quarter.   We  are proceeding with our new remodeling  plan  that

features  display cooking and a new exterior lodge-look  and  are

encouraged   by   the  results  at  the  remodeled   restaurants.

Customers  like the new look and really enjoy the enhanced  value and  variety provided by display cooking.  However,  at  July  2,

2003, only 14 restaurants in the same-store sales base were  part of the new remodeling plan, and their impact on overall sales was

limited.   During  the  remainder of 2003,  we  plan  to  remodel

another  15  to  20 restaurants.  We are also encouraged  by  our local  store  marketing  program, which was  implemented  in  all stores during the first quarter of this year.  Our store managers have worked hard to get the Ryan's name out in front of many  new potential customers, and we feel that over time this program will increase sales at our restaurants.

     During  the quarter, we saw cost increases affecting several areas  at  our restaurants, resulting in a 1.1% of sales decrease in margins at the restaurant level.  Food and beverage costs were impacted by significant increases in beef prices, and payroll and

benefits   costs  were  impacted  principally  by  higher   store

management salaries and state unemployment taxes.  Finally, as in the  first  quarter,  natural gas prices continued  to  be  high,

increasing other restaurant expenses by 0.3% of sales.

     Looking  forward,  we are optimistic that  restaurant  sales will  strengthen  as we continue our sales-building  initiatives.

Also,  beef costs have moderated over the past two weeks.  Ryan's has a long history of sales and profit increases, and we are very focused  on increasing store-level profits through sales-building and cost controls."

     At  July 2, 2003, the Company owned and operated 330 and was franchiser of 20 restaurants.

     In  connection  with this press release, members  of  Ryan's executive  management  will be holding  a  conference  call  with

investment  analysts  today at 4:00 p.m.  EDT.   The  public  can

listen to a live webcast of this call by logging on to the web at either  www.ryansinc.com or www.prnewswire.com and following  the appropriate links.

     Certain matters discussed in this press release are forward-

looking  statements within the meaning of the federal  securities laws  and are subject to uncertainties and risks, including,  but not  limited to, general economic conditions, including  consumer

confidence   levels;  competition;  developments  affecting   the

public's  perception  of  buffet-style restaurants;  real  estate availability;  food  and  labor  supply  costs;  food  and  labor availability;  weather fluctuations; interest rate  fluctuations;

stock market conditions; political environment (including acts of terrorism and wars); and other such risks described from time  to time  in  the  Company's reports filed with  the  Securities  and

Exchange Commission.

                RYAN'S FAMILY STEAK HOUSES, INC.

               CONSOLIDATED STATEMENTS OF EARNINGS

                           (Unaudited)


                                       Quarter Ended
                                  July 2,        July 3,
                                    2003           2002
Restaurant sales                 $208,504,000     201,027,000

Cost of sales:
 Food and beverage                 73,801,000      71,480,000
 Payroll and benefits              64,361,000      60,952,000
 Depreciation                       8,049,000       7,351,000
 Other restaurant expenses         28,092,000      26,089,000

     Total cost of sales          174,303,000     165,872,000

General and administrative expenses 10,299,000      9,578,000
Interest expense                     2,322,000      2,326,000
Revenues from franchised restaurants  (404,000)      (463,000)
Other income, net                     (475,000)      (530,000)

Earnings before income taxes        22,459,000     24,244,000
Income taxes                         8,130,000      8,818,000

     Net earnings                  $14,329,000     15,426,000

Net earnings per common share:
 Basic                              $      .34            .35
 Diluted                                   .33            .34

Weighted-average shares:
 Basic                              42,143,000     43,733,000
 Diluted                            43,670,000     45,977,000


                       RYAN'S FAMILY STEAK HOUSES, INC.

                     CONSOLIDATED STATEMENTS OF EARNINGS

                               (Unaudited)


                                      Six Months Ended
                                  July 2,        July 3,
                                    2003           2002
Restaurant sales                 $401,696,000     394,597,000

Cost of sales:
 Food and beverage                141,806,000     142,202,000
 Payroll and benefits             124,557,000     119,278,000
 Depreciation                      15,997,000      14,703,000
 Other restaurant expenses         55,304,000      52,377,000
     Total cost of sales          337,664,000     328,560,000

General and administrative expenses20,113,000      18,787,000
Interest expense                    4,728,000       4,601,000
Revenues from franchised restaurants (807,000)       (895,000)
Other income, net                  (1,424,000)     (1,671,000)
Earnings before income taxes       41,422,000      45,215,000
Income taxes                       14,995,000      16,368,000

     Net earnings                 $26,427,000      28,847,000

Net earnings per common share:
 Basic                             $      .62             .65
 Diluted                                  .60             .62

Weighted-average shares:
 Basic                             42,313,000      44,284,000
 Diluted                           43,689,000      46,557,000


                RYAN'S FAMILY STEAK HOUSES, INC.

                   CONSOLIDATED BALANCE SHEETS


                                   July 2,    January 1,
                                     2003        2003
ASSETS                           (Unaudited)
Current assets:
 Cash and cash equivalents       $20,177,000    2,654,000
 Receivables                       5,641,000    5,010,000
 Inventories                       5,811,000    5,119,000
 Prepaid expenses                    776,000    1,266,000
 Income taxes receivable               -        2,739,000
 Deferred income taxes             4,676,000    4,676,000
  Total current assets            37,081,000   21,464,000
Property and equipment:
 Land and improvements           149,271,000  144,859,000
 Buildings                       429,363,000  413,700,000
 Equipment                       243,076,000  231,244,000
 Construction in progress         28,866,000   29,245,000
                                 850,576,000  819,048,000
 Less accumulated depreciation   249,923,000  234,627,000
  Net property and equipment     600,653,000  584,421,000
Other assets                       7,698,000    7,194,000
                                $645,432,000  613,079,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                  8,937,000   10,896,000
 Income taxes payable              6,993,000         -
 Accrued liabilities              42,751,000   35,748,000
  Total current liabilities       58,681,000   46,644,000
Long-term debt                   202,000,000  202,000,000
Deferred income taxes             39,525,000   39,375,000
Other long-term liabilities        5,043,000    4,579,000
  Total liabilities              305,249,000  292,598,000

Shareholders' equity:
 Common stock of $1.00 par value;
 authorized 100,000,000 shares;
 issued 42,123,000 shares in 2003
 and 42,745,000 shares in 2002    42,123,000   42,745,000
 Additional paid-in capital             -       2,066,000
 Retained earnings               298,060,000  275,670,000
  Total shareholders' equity     340,183,000  320,481,000
Commitments and contingencies
                                $645,432,000  613,079,000


                RYAN'S FAMILY STEAK HOUSES, INC.

              CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Unaudited)


                                           Six Months Ended
                                        July 2,       July 3,
                                          2003          2002
Cash flows from operating activities:
 Net earnings                          $26,427,000   28,847,000
 Adjustments to reconcile net earnings
 to net cash provided by operating
 activities:
   Depreciation and amortization        16,858,000   15,385,000
   Gain on sale of property and
     equipment                            (395,000)      (8,000)
   Tax benefit from exercise of
    stock options                          284,000    1,686,000
   Deferred income taxes                   150,000      164,000
   Decrease (increase) in:
     Receivables                          (631,000)     294,000
     Inventories                          (692,000)     365,000
     Prepaid expenses                      490,000   (1,451,000)
     Income taxes receivable             2,739,000         -
     Other assets                         (639,000)    (681,000)
   Increase (decrease) in:
     Accounts payable                   (1,959,000)    (659,000)
     Income taxes payable                6,993,000    1,498,000
     Accrued liabilities                 7,003,000    3,283,000
     Other long-term liabilities           464,000      766,000
Net cash provided by operating
  activities                            57,092,000   49,489,000

Cash flows from investing activities:
 Proceeds from sale of property
   and equipment                         3,774,000    3,697,000
 Capital expenditures                  (36,334,000) (34,600,000)
Net cash used in investing activities  (32,560,000) (30,903,000)

Cash flows from financing activities:
 Net proceeds from revolving credit facility   -     17,000,000
 Proceeds from stock options exercised     832,000    4,438,000
 Purchase of common stock               (7,841,000) (42,514,000)
Net cash used in financing activities   (7,009,000) (21,076,000)
Net increase (decrease) in cash and
  cash equivalents                      17,523,000   (2,490,000)

Cash and cash equivalents -
  beginning of period                    2,654,000   13,323,000

Cash and cash equivalents -
  end of period                $        20,177,000   10,833,000

Supplemental disclosures
Cash paid during period for:
  Interest, net of amount capitalized  $ 9,372,000  $ 9,573,000
  Income taxes                          18,495,000   27,057,000